Exhibit 16


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                       [LETTERHEAD OF DDK & COMPANY LLP]

                                                 March 10, 1997



Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 of Form 8-K/A#2 dated February 28, 1997 of R.F. Management Corp. and are in agreement with the statements contained therein.


                                                 Sincerely,

                                                 /s/ DDK & Company LLP
                                                 ---------------------
                                                 DDK & Company LLP